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                                                                      EXHIBIT 11


                      BRUSH WELLMAN INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS



                                                            FIRST QUARTER ENDED
                                                       ----------------------------------
                                                         April 2,              April 3,
                                                           1995                  1994
                                                       -----------            -----------
Primary:
  Average shares outstanding                            16,123,733             16,087,928

  Dillutive stock options based
           on the treasury stock method
           using average market price                      107,779                 44,950
                                                       -----------            -----------

                         TOTALS                         16,231,512             16,132,878
                                                       ===========            ===========

  Net Income                                           $ 6,788,000            $ 5,594,000

  Per share amount                                           $0.42                  $0.35
                                                       ===========            ===========



Fully diluted:
  Average shares outstanding                            16,123,733             16,087,928

  Dillutive stock options based
           on the treasury stock method
           using average market price                      166,916                 69,288
                                                       -----------            -----------

                         TOTALS                         16,290,649             16,157,216
                                                       ===========            ===========

  Net Income                                           $ 6,788,000            $ 5,594,000

  Per share amount                                           $0.42                  $0.35
                                                       ===========            ===========

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